                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                             Fremont General Corporation
             (Exact name of Registrant as specified in its charter)


                 Nevada                                          95-2815260
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)


                     2020 Santa Monica Boulevard, Suite 600
                         Santa Monica, California 90404
              (Address of principal executive offices)   (Zip Code)


                             Fremont General Financing I
             (Exact name of Registrant as specified in its charter)


                Delaware                                      To Be Applied For
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)


         c/o Fremont General Corporation, 2020 Santa Monica Boulevard,
                   Suite 600, Santa Monica, California 90404
              (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
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
                                                Name of each exchange
                                                on which each class is
     Title of each class                        to be registered
     to be so registered                        -----------------------
     -------------------
   ___% Trust Originated
   Preferred Securities(SM)                     New York Stock Exchange
   (Liquidation Amount $25
   per Preferred Security)
   of Fremont General
   Financing I

   ___% Junior Subordinated                     New York Stock Exchange
   Debentures due _____ of
   Fremont General Corporation

   Guarantee of Fremont General                 New York Stock Exchange
   Corporation with respect to
   the ___% Trust Originated
   Preferred Securities(SM)

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None



(SM)Service Mark of Merrill Lynch & Co., Inc.
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Item 1.  Description of Registrant's Securities to be Registered

                 A description of the ____% Trust Originated Preferred Securities(SM) (the "Preferred Securities") of Fremont General Financing I (the "Trust"), the guarantee (the "Guarantee") of Fremont General Corporation ("Fremont General") with respect to the Preferred Securities, and the ____% Junior Subordinated Debentures due __________ of Fremont General being registered hereby, are contained in the Registrants' Form S-3 Registration Statement filed with the Securities and Exchange Commission on December 4, 1995 under the headings "Description of the Preferred Securities," "Description of the Guarantee," "Description of Junior Subordinated Debentures," and "Effect of Obligations under the Junior Subordinated Debentures and the Guarantee," and are hereby incorporated by reference.

Item 2. Exhibits

        The following exhibits are filed as part of this registration statement:

        1 Form of Indenture among Fremont General, the Trust and First Interstate Bank of California, a California banking corporation, as trustee (1);

        2 Form of Declaration of Trust among Fremont General, the Regular Trustees and The Chase Manhattan Bank (USA), a Delaware banking coproration, as Delaware trustee (1);

        3 Form of Amended and Restated Declaration of Trust among Fremont General, the Regular Trustees, The Chase Manhattan Bank (USA), a Delaware banking corporation, as Delaware trustee, and The Chase Manhattan Bank, N.A., a national banking association, as Institutional Trustee (1);

        4 Form of Preferred Securities Guarantee Agreement between Fremont General and The Chase Manhattan Bank, N.A., a national banking association as Preferred Guarantee Trustee (1);

(SM)Service Mark of Merrill Lynch & Co., Inc.
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        5        Form of Common Securities Guarantee Agreement by Fremont
                 General (1);

        6        Form of Preferred Securities (included in Exhibit 3 hereof)
                 (1);

        7        Form of __________% Junior Subordinated Debenture (included in
                 Exhibit 1 hereof) (1);

--------------------------

(1) Filed as an exhibit to the Registrants' Registration Statement on Form S-3 filed on December 5, 1995 and incorporated herein by reference.
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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 4, 1995

                                              FREMONT GENERAL CORPORATION
                                              as Sponsor


                                              By:  /s/ Wayne R. Bailey
                                                   -----------------------------
                                                   Wayne R. Bailey,
                                                   Executive Vice President,
                                                   Treasurer, and Chief
                                                   Financial Officer



                                              FREMONT GENERAL FINANCING I



                                              By:  /s/ Louis J. Rampino
                                                   -----------------------------
                                                   Louis J. Rampino, as Trustee

                                              By:  /s/ Wayne R. Bailey
                                                   -----------------------------
                                                   Wayne R. Bailey, as Trustee
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                               Index to Exhibits


1 Form of Indenture among Fremont General, the Trust and First Interstate Bank of California, a California banking corporation, as trustee (1);

2 Form of Declaration of Trust among Fremont General, the Regular Trustees and The Chase Manhattan Bank (USA), a Delaware banking coproration, as Delaware trustee (1)

3 Form of Amended and Restated Declaration of Trust among Fremont General, the Regular Trustees, The Chase Manhattan Bank (USA), a Delaware banking corporation, as Delaware trustee, and The Chase Manhattan Bank, N.A., a national banking association, as Institutional Trustee (1);

4 Form of Preferred Securities Guarantee Agreement between Fremont General and The Chase Manhattan Bank, N.A., a national banking association, as Preferred Guarantee Trustee (1);

5        Form of Common Securities Guarantee Agreement by Fremont General (1);

6        Form of Preferred Securities (included in Exhibit 3 hereof)(1);

7 Form of __________% Junior Subordinated Debenture (included in Exhibit 1 hereof) (1)

--------------------------
(1) Filed as an exhibit to the Registrants' Registration Statement on Form S-3 filed on December 5, 1995 and incorporated herein by reference.